Q1 FY26 Earnings Release	Page 1 of 5

Contacts

Investors
Suzanne DuLong
+1 (206) 272-7049
s.dulong@f5.com

Media
Rob Gruening
+1 (206) 272-6208
r.gruening@f5.com

F5 Reports Strong First Quarter Results with 7% Revenue Growth
Including 11% Product Growth

SEATTLE, WA - January 27, 2026 - F5, Inc. (NASDAQ: FFIV), the global leader in delivering and securing every app and API, today announced financial results for its first quarter fiscal year 2026 ended December 31, 2025.
“Our first quarter revenue of $822 million reflects 7% growth year over year, driven by 11% product revenue growth, including 37% growth in systems revenue,” said François Locoh-Donou, F5’s President and CEO. “This strong performance underscores F5’s alignment with durable market demand drivers including the shift to hybrid multicloud architectures, enterprise adoption of AI, and the growing need for converged platforms. The first quarter also marks our sixth consecutive quarter of double-digit product revenue growth, demonstrating the continued value we are delivering to customers.”
First Quarter Performance Summary
First quarter fiscal year 2026 revenue totaled $822 million, representing 7% growth compared with $766 million in the first quarter of fiscal year 2025. Systems revenue of $218 million grew 37% from the year-ago period while software revenue of $192 million was down 8% against strong results in the year ago period. Global services revenue of $412 million grew 4% from the year-ago period.
GAAP gross profit for the first quarter of fiscal year 2026 was $671 million, representing GAAP gross margin of 81.5%. This compares with GAAP gross profit of $626 million in the year-ago period, which represented GAAP gross margin of 81.7%. Non-GAAP gross profit for the first quarter of fiscal year 2026 was $689 million, representing non-GAAP gross margin of 83.8%. This compares with non-GAAP gross profit of $643 million in the year-ago period, which represented non-GAAP gross margin of 83.9%.
GAAP income from operations for the first quarter of fiscal year 2026 was $214 million, representing GAAP operating margin of 26.0%. This compares with GAAP income from operations of $205 million in the year-ago period, which represented GAAP operating margin of 26.8%. Non-GAAP income from operations for the period was $314 million, representing non-GAAP operating margin of 38.2%. This compares to non-GAAP income from operations of $286 million in the year-ago period, which represented non-GAAP operating margin of 37.4%.
GAAP net income for the first quarter of fiscal year 2026 was $180 million, or $3.10 per diluted share compared to $166 million, or $2.82 per diluted share, in the first quarter of fiscal year 2025. Non-GAAP net income for the first quarter of fiscal year 2026 was $259 million, or $4.45 per diluted share, compared to $227 million, or $3.84 per diluted share, in the first quarter of fiscal year 2025.

Q1 FY26 Earnings Release	Page 2 of 5
Performance Summary Tables

GAAP Measures			Non-GAAP Measures
($ in millions except EPS)	Q1 FY2026	Q1 FY2025	($ in millions except EPS)	Q1 FY2026	Q1 FY2025
Revenue	$822	$766	Revenue	$822	$766
Gross profit	$671	$626	Gross profit	$689	$643
Gross margin	81.5%	81.7%	Gross margin	83.8%	83.9%
Income from operations	$214	$205	Income from operations	$314	$286
Operating margin	26.0%	26.8%	Operating margin	38.2%	37.4%
Net income	$180	$166	Net income	$259	$227
EPS	$3.10	$2.82	EPS	$4.45	$3.84
A reconciliation of GAAP to non-GAAP measures is included with the attached financial statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
F5 raised its outlook for its fiscal year 2026, guiding for revenue growth in a range of 5% to 6%, up from 0% to 4% previously. The Company expects to deliver non-GAAP operating margin in a range of 34% to 35%, up from 33.5% to 34.5% previously. Finally, F5 expects non-GAAP earnings per share in a range of $15.65 to $16.05, up from $14.50 to $15.50 previously.
For the second quarter of fiscal year 2026, F5 is guiding to revenue in the range of $770 million to $790 million, with non-GAAP earnings in the range of $3.34 to $3.46 per diluted share.
All forward-looking non-GAAP measures included in the Company’s business outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, cyber incident costs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast to review its financial results and outlook today, January 27, 2026, at 4:30 pm ET. Open to the public, the live webcast, supplemental financial information, and earnings slides are accessible from the investor relations page of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial +1 (877) 407-0312. Outside the U.S. and Canada, dial +1 (201) 389-0899. Please call at least five minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, that F5's strong performance underscores its alignment with durable market demand drivers including the shift to hybrid

Q1 FY26 Earnings Release	Page 3 of 5
multicloud architectures, enterprise adoption of AI, and the growing need for converged platforms, that F5's six consecutive quarters of double-digit product revenue growth demonstrates the continued value F5 is delivering to customers, the Company’s future financial performance including revenue growth, earnings growth, future customer demand, and the performance and benefits of the Company's products. These, and other statements that are not historical facts, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell new solutions and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, net of taxes, cyber incident costs, restructuring charges, and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the

Q1 FY26 Earnings Release	Page 4 of 5
amount of additional taxes or tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results to calculate the Company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the Company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the Company’s core business and to facilitate comparison of the Company’s results to those of peer companies.
Amortization and impairment of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. On a non-recurring basis, when certain events or circumstances are present, management may also be required to write down the carrying value of its purchased intangible assets and recognize impairment charges. Management does not believe these charges accurately reflect the performance of the Company’s ongoing operations; therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. F5 has incurred certain non-recurring right-of-use asset impairment charges, and other related recurring costs in connection with the exit of its leased facilities. These charges are not representative of the ongoing activity or costs to the business. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the Company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Cyber incident costs. F5 has incurred certain non-recurring expenses in connection with the investigation and remediation of the Cyber Incident. Management believes it is useful to exclude these expenses as they are not representative of our ongoing operations and to facilitate comparison of the Company’s historical results and to those of peer companies.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility-lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the Company’s core business operations and facilitates comparisons to the Company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the Company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the Company’s core business and is used by

Q1 FY26 Earnings Release	Page 5 of 5
management in its own evaluation of the Company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the Company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the Company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5, Inc. (NASDAQ: FFIV) is the global leader that delivers and secures every app. Backed by three decades of expertise, F5 has built the industry’s premier platform—F5 Application Delivery and Security Platform (ADSP)—to deliver and secure every app, every API, anywhere: on-premises, in the cloud, at the edge, and across hybrid, multicloud environments. F5 is committed to innovating and partnering with the world’s largest and most advanced organizations to deliver fast, available, and secure digital experiences. Together, we help each other thrive and bring a better digital world to life.

For more information visit f5.com
Explore F5 Labs threat research at f5.com/labs
Follow to learn more about F5, our partners, and technologies: Blog | LinkedIn | X | YouTube | Instagram | Facebook
F5 is a trademark, service mark, or tradename of F5, Inc., in the U.S. and other countries.

SOURCE: F5, Inc.

F5, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	September 30,
	2025	2025
ASSETS
Current assets
Cash and cash equivalents	$1,199,734	$1,344,273
Accounts receivable, net of allowances of $2,882 and $2,877	493,627	414,433
Inventories	79,895	77,229
Other current assets	742,163	682,766
Total current assets	2,515,419	2,518,701
Property and equipment, net	157,100	156,947
Operating lease right-of-use assets	191,350	185,601
Long-term investments	17,965	15,693
Deferred tax assets	456,184	446,388
Goodwill	2,443,882	2,443,882
Other assets, net	509,782	552,280
Total assets	$6,291,682	$6,319,492
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$60,659	$83,972
Accrued liabilities	305,188	315,383
Deferred revenue	1,253,071	1,213,226
Total current liabilities	1,618,918	1,612,581
Deferred tax liabilities	1,911	1,921
Deferred revenue, long-term	808,590	786,011
Operating lease liabilities, long-term	234,862	230,749
Other long-term liabilities	89,137	96,231
Total long-term liabilities	1,134,500	1,114,912
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 56,887 and 57,684 shares issued and outstanding	5,870	42,023
Accumulated other comprehensive loss	(18,195)	(18,324)
Retained earnings	3,550,589	3,568,300
Total shareholders’ equity	3,538,264	3,591,999
Total liabilities and shareholders’ equity	$6,291,682	$6,319,492

F5, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 31,
	2025	2024
Net revenues
Products	$410,283	$368,497
Services	412,182	397,992
Total	822,465	766,489
Cost of net revenues
Products	92,271	82,836
Services	59,514	57,674
Total	151,785	140,510
Gross profit	670,680	625,979
Operating expenses
Sales and marketing	224,777	206,035
Research and development	141,161	130,518
General and administrative	90,598	73,023
Restructuring charges	(43)	11,321
Total	456,493	420,897
Income from operations	214,187	205,082
Other income, net	8,735	3,962
Income before income taxes	222,922	209,044
Provision for income taxes	42,868	42,599
Net income	$180,054	$166,445

Net income per share — basic	$3.12	$2.85
Weighted average shares — basic	57,650	58,305

Net income per share — diluted	$3.10	$2.82
Weighted average shares — diluted	58,164	59,058

F5, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended
	December 31,
	2025	2024
Operating activities
Net income	$180,054	$166,445
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	60,005	57,908
Depreciation and amortization	24,611	22,666
Non-cash operating lease costs	7,520	7,943
Deferred income taxes	(9,593)	(11,944)
Other	(1,118)	1,623
Changes in operating assets and liabilities:
Accounts receivable	(79,409)	(98,188)
Inventories	(2,666)	3,139
Other current assets	(58,606)	(57,069)
Other assets	28,641	(34,544)
Accounts payable and accrued liabilities	(44,691)	6,554
Deferred revenue	62,424	148,300
Lease liabilities	(7,961)	(10,051)
Net cash provided by operating activities	159,211	202,782
Investing activities
Purchases of investments	(2,180)	(1,900)
Maturities of investments	1,343	—
Purchases of property and equipment	(9,720)	(8,073)
Net cash used in investing activities	(10,557)	(9,973)
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	22,844	23,695
Payments for repurchase of common stock, including excise taxes	(301,095)	(125,010)
Taxes paid related to net share settlement of equity awards	(14,770)	(13,368)
Net cash used in financing activities	(293,021)	(114,683)
Net (decrease) increase in cash, cash equivalents and restricted cash	(144,367)	78,126
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(131)	(3,568)
Cash, cash equivalents and restricted cash, beginning of period	1,346,368	1,078,340
Cash, cash equivalents and restricted cash, end of period	$1,201,870	$1,152,898
Supplemental disclosures of cash flow information
Cash paid for amounts included in the measurement of operating lease liabilities	$10,359	$10,851
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$13,857	$35,084

F5, Inc.
GAAP to Non-GAAP Reconciliation
(unaudited, in thousands, except percentages and per share amounts)

	Three Months Ended
	December 31,
	2025		2024
Net revenues	$822,465		$766,489

Gross profit and gross margin:
GAAP gross profit and gross margin	$670,680	81.5%	$625,979	81.7%
Adjustments to gross profit and gross margin:
Stock-based compensation	$6,826	0.8%	$7,400	1.0%
Amortization and impairment of purchased intangible assets	10,640	1.3%	9,284	1.2%
Facility-exit costs	92	0.0%	124	0.0%
Cyber incident costs	876	0.1%	—	—
Non-GAAP gross profit and gross margin	$689,114	83.8%	$642,787	83.9%

Income from operations and operating margin:
GAAP income from operations and operating margin	$214,187	26.0%	$205,082	26.8%
Adjustments to income from operations and operating margin:
Stock-based compensation	$60,005	7.3%	$57,908	7.6%
Amortization and impairment of purchased intangible assets	11,452	1.4%	10,143	1.3%
Facility-exit costs	931	0.1%	1,220	0.2%
Acquisition-related charges	9,817	1.2%	691	0.1%
Cyber incident costs	17,488	2.1%	—	—
Restructuring charges	(43)	0.0%	11,321	1.5%
Non-GAAP income from operations and operating margin	$313,837	38.2%	$286,365	37.4%

Net income:
GAAP net income	$180,054		$166,445
Adjustments to net income:
Stock-based compensation	$60,005		$57,908
Amortization and impairment of purchased intangible assets	11,452		10,143
Facility-exit costs	931		1,220
Acquisition-related charges	9,817		691
Cyber incident costs	17,488		—
Restructuring charges	(43)		11,321
Tax effects related to above items	(20,941)		(20,756)
Non-GAAP net income	$258,763		$226,972

Net income per share - diluted:
GAAP net income per share — diluted	$3.10		$2.82
Adjustments to GAAP net income per share — diluted
Stock-based compensation	$1.03		$0.98
Amortization and impairment of purchased intangible assets	0.20		0.17
Facility-exit costs	0.02		0.02
Acquisition-related charges	0.17		0.01
Cyber incident costs	0.30		—
Restructuring charges	(0.00)		0.19
Tax effects related to above items	(0.36)		(0.35)
Non-GAAP net income per share — diluted	$4.45		$3.84

Weighted average shares — diluted	58,164		59,058
Note: Numbers and percentages are rounded for presentation purposes and may not foot.